UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 2) of CSG Systems International, Inc. (“CSG”) amends and supplements the Current Report on Form 8-K (the “Form 8-K”) that was filed with the Securities and Exchange Commission (“SEC”) on March 10, 2005 under Items 1.01, 5.02 and 9.01.

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2005, CSG’s Board of Directors made certain changes to CSG’s executive management team and Board of Directors, and to the related employment agreements with certain of these individuals, as outlined in the Form 8-K.

As part of these changes, effective March 7, 2005, Robert M. Scott was named as an Executive Vice President of CSG. At the time the Form 8-K was filed, Mr. Scott did not have an employment agreement with CSG.

On June 6, 2005, CSG and Mr. Scott entered into an Employment Agreement (the “Agreement”). A brief description of the Agreement is as follows:

•	The term of the Agreement is the date of the Agreement through December 31, 2006. Thereafter, the Agreement will automatically renew on a month-to-month basis unless either party gives thirty days prior written notice to the other party.

•	Mr. Scott will receive a base salary of not less than $275,000 per year. Mr. Scott shall also have the opportunity to earn an incentive bonus of not less than 65% of his annual base salary if the agreed upon objectives for the particular calendar year are fully achieved.

•	Key termination benefits under the Agreement are summarized as follows:

•	If the Agreement is terminated due to death or disability, Mr. Scott (or his estate as the case may be) will be entitled to receive his base salary accrued through the date of his termination and a pro rata portion of his annual incentive bonus for the calendar year in which the termination occurs.

•	If the Agreement is terminated for cause (as defined), Mr. Scott will be entitled to receive his base salary accrued through the effective date of such termination.

•	If the Agreement is terminated without cause (as defined) prior to a change in control of CSG, Mr. Scott will be entitled to receive his base salary through the date that is one year from the effective termination date, plus a pro rata portion of his annual incentive bonus for the calendar year in which such termination occurs.

•	If the Agreement is terminated without cause (as defined) after a change in control of CSG, Mr. Scott will be entitled to the same benefits he would have if the termination without cause occurred prior to a change in control, except that he will be entitled to receive 100% of his annual incentive bonus for the year in which the termination occurs (i.e., such incentive bonus will not be pro rated).

•	Mr. Scott will be precluded from soliciting CSG employees for employment outside of CSG, and competing against CSG for a period of one year from the effective date of his termination of employment with CSG.

A copy of the Employment Agreement with Robert M. Scott, dated June 6, 2005, is attached hereto as Exhibit 10.70 and is hereby incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2005, CSG entered into an employment agreement with Robert M. Scott. The text set forth in Item 1.01 regarding the employment agreement is incorporated into this section by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.70	Employment Agreement with Robert M. Scott, dated June 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese,
Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K/A

Exhibit Index

10.70	Employment Agreement with Robert M. Scott, dated June 6, 2005